Exhibit 99.j




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of the Sentinel Variable Products Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
April 29, 2004